Exhibit 99.1

CAI International, Inc. Announces Impact of Hanjin Bankruptcy

SAN FRANCISCO--(BUSINESS WIRE)--September 9, 2016--CAI International, Inc. (CAI) (NYSE:CAI), one of the world's leading transportation finance and logistics companies, today announced the estimated impact to the company of the Hanjin Shipping Co., Ltd. (“Hanjin”) bankruptcy filing.

On August 31, 2016 Hanjin, the world’s 7th largest container shipping line, announced that it had filed for court protection in South Korea from its creditors. A receiver was appointed on September 1, 2016.

CAI has approximately 15,000 containers on lease to Hanjin representing $40 million of equipment exposure based on net book value, or approximately 2% of our rental revenue assets. CAI’s share of the overall container leasing market is approximately 6%, however, we believe our equipment only accounts for approximately 2% of Hanjin’s leased container fleet.

Based on our prior experience, we believe that most of our containers will be recovered. Our units on lease to Hanjin were manufactured for CAI in our color, with our logo and markings, which should assist with recovery and re-leasing efforts.

CAI maintains insolvency insurance that covers the value of unreturned containers, damage to recovered units, recovery costs, legal expenses and the loss of post-bankruptcy income for a period from the default date to the earlier of the return of the equipment or six months. Our insolvency insurance has a $2 million deductible. Based on the level of our exposure to Hanjin and recovery expectations, we expect our insurance policy limits will be more than adequate to cover any potential losses in excess of the $2 million deductible. The losses related to the deductible will be for expenses that are incurred over the period of recovery and are not expected to be an immediate expense.

At this point, while we are unable to definitively estimate the total impact of Hanjin’s bankruptcy filing on our financial results, we believe our exposure will be limited to $2.6 million of accounts receivable related to income recognized prior to the third quarter of 2016, which is not insured and may not be recovered, and up to the $2 million deductible on our insolvency insurance policy.

About CAI International, Inc.

CAI is one of the world's leading transportation finance and logistics companies. As of June 30, 2016, CAI operated a worldwide fleet of approximately 1.2 million CEUs of containers, and owned a fleet of 5,936 railcars that it leases within North America. CAI operates through 24 offices located in 13 countries including the United States.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of CAI. These statements and others herein are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties that could cause actual results of operations and other performance measures to differ materially from current expectations including, but not limited to, the accuracy of management's current view of financial exposure and expenses related to the Hanjin bankruptcy and the recovery of expenses from the company’s insurance policies, utilization rates, expected economic conditions, expected growth of international trade, availability of credit on commercially favorable terms or at all, customer demand, container investment levels, container prices, lease rates, increased competition, volatility in exchange rates, growth in world trade and world container trade, and potential to sell CAI's securities to the public and others.

CAI refers you to the documents that it has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this press release. Furthermore, CAI is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

CONTACT:
CAI International, Inc.
Tim Page, 415-788-0100
Chief Financial Officer
tpage@capps.com